RISK FACTORS

The following risk factors apply to our business and operations. These risk factors are not exhaustive and investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of our business. You should carefully consider the following risk factors in addition to the other information included in this Form 8-K/A, including matters addressed in the section entitled “Cautionary Statements and Risk Factor Summary.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and notes to the financial statements included herein.

Risks Related to Sunlight

Sunlight has incurred net losses in the past, and Sunlight may be unable to sustain profitability in the future.

Sunlight commenced operations as a “start-up” in 2015 and incurred net losses while developing its business, including net losses of $6.5 million and $1.1 million for the years ended December 31, 2017 and 2018, respectively (based on financial statements prior to adopting GAAP). These historical net losses were due to a number of factors, including incurring expenses to fund the development of Sunlight’s technology and the build out of its operational capacities (including, in 2018, as associated with the start of Sunlight’s home improvement line of business), obtaining financing and taking other actions associated with scaling a business generally, and lower revenues as Sunlight created its distribution channels through contractor relationships and funding networks for a diverse set of loan products. Sunlight expects to continue to incur substantial expenses as Sunlight expands its loan product offerings and operations and implements additional technology innovations and infrastructure to support its growth. In addition, as a public company, Sunlight will incur significant additional legal, accounting and other expenses that it did not incur as a private company. Sunlight can provide no assurance that its revenue will grow rapidly enough to absorb these expenses or other costs that it may incur. Sunlight’s ability to sustain profitability in both the short term and long term depends on a number of factors, across both its residential energy solar systems (“solar systems”) line of business and its line of business related to home improvements, such as roofing, siding, windows, doors, HVAC systems and insulation (collectively, referred to as “home improvements”), including:
•Sunlight’s ability to maintain its margins by stabilizing or lowering its cost of capital with its existing funding partners and/or by engaging new capital providers on favorable economic terms to Sunlight;
•originating increased funded volumes through its existing contractor distribution channels and by adding additional contractors to the network of contractors selling Sunlight’s loan products;
•expanding the funding commitments of existing capital providers and/or adding new capital providers to fund increasing volumes of credit applications;
•maintaining a low cost structure by optimizing its operational processes across increasing funded volume; and
•Sunlight’s continuing ability to remain apace with the point of sale market by continuing to innovate and update its product offerings, services and technology.

Sunlight can provide no assurance that it will be able to sustain or increase its profitability in the future.

The ongoing novel coronavirus (“COVID-19”) pandemic and other health epidemics and outbreaks could adversely affect Sunlight’s business, results of operations and financial condition.

The ongoing COVID-19 pandemic continues to be a rapidly evolving situation. The COVID-19 pandemic and efforts to respond to it have resulted in widespread adverse impacts on the global economy and on Sunlight’s employees, capital providers, contractors, target consumer base, third-party vendors (“vendors”) and other parties with whom Sunlight has business relations. Social distancing guidelines, stay-at-home orders and similar government measures associated with the COVID-19 pandemic, as well as actions by individuals to reduce their potential exposure to the virus, contributed to a decline in credit applications and funded volumes in the first and second quarters of 2020. For solar system loans, Sunlight attributes this decline to a significant disruption to solar systems contractors’ sales model, which prior to such public health orders associated with the COVID-19 pandemic had been to sell solar systems primarily door to door, resulting in a decrease in the number of solar system sales and installations and, consequently, a decrease in credit applications and funded loans. Credit applications and funded loans for home improvements were similarly adversely affected. Sunlight believes that the decline in credit applications and funded loans was primarily attributable to consumers’ efforts to avoid infection in the early periods of the COVID-19 pandemic, as sales for large portions of the market tended to be conducted in person at potential consumers’ homes and at home sales conventions, which were canceled.

In response to the COVID-19 pandemic, Sunlight and its contractors have modified certain business and workforce practices (including those related to solar system sales, installation and servicing solar systems and employee work locations) to conform to government restrictions and best practices encouraged by governmental and regulatory authorities in the markets in which Sunlight offers loan products. Such modifications on the solar systems side, including converting to a technology-based sales model, have largely allowed contractors offering Sunlight loan products to continue to sell and install solar systems and, accordingly, for Sunlight to continue to offer related loans. The home improvement market remains less able to convert to a technology-based sales process due primarily to the smaller average size of the contractor participants, which means that Sunlight’s home improvement credit applications and funded loan volumes have not recovered, and may not recover in the future, to the same degree as they have in connection with its solar systems line of business. If the COVID-19 pandemic or other health epidemic or outbreaks are significantly prolonged, or more stringent health and safety guidelines are adopted (e.g., travel bans, border closures, quarantines, stay-at-home orders and business shutdowns, etc.), Sunlight and its solar systems contractors’ ability to continue selling and installing solar systems and home improvements may be adversely impacted, which could have a corresponding adverse impact on solar system and home improvement credit applications for Sunlight loans and Sunlight funded loans and could have a material adverse effect on Sunlight’s business, cash flows, liquidity, financial condition and results of operations.

Worsening economic conditions could result from the continued spread of the COVID-19 pandemic and the potential for related public health measures, as described above. The effects of the economic downturn associated with the COVID-19 pandemic, and other economic factors, may increase unemployment and reduce consumer credit ratings and credit availability, which may adversely affect Sunlight’s ability to originate new loans as forecasted and/or that are of the credit quality desired by Sunlight’s capital providers. Such an outcome could cause Sunlight’s capital providers to increase pricing to adjust for increased credit risk in a down economy and thereby erode Sunlight’s margins and negatively impact Sunlight’s future financial performance and the price of the Sunlight Financial Holdings’ Class A Common Stock. Finally, if solar system and/or home improvement supply chains become significantly disrupted due to additional outbreaks of the COVID-19 pandemic or other health epidemics or outbreaks or because more stringent health and safety guidelines are implemented, the ability of its contractors to sell or install solar systems or to sell or complete home improvements could be adversely impacted.

Sunlight is currently unable to predict the full impact that the COVID-19 pandemic will have, directly or indirectly, on its partners, supply channels, the capital markets generally or otherwise, or on Sunlight’s business, cash flows, liquidity, financial condition and results of operations. The ultimate impact will depend on future developments, including, among other things, the efficacy of full administration of the COVID-19 vaccines, the spread of vaccine resistant strains of the virus, ultimate duration of the COVID-19 pandemic, the depth and duration of the economic downturn and other economic effects of the COVID-19 pandemic, the consequences of governmental and other measures designed to prevent the spread of the COVID-19 pandemic, actions taken by governmental authorities, capital providers, contractors, vendors and other parties with whom Sunlight has business relations, Sunlight’s ability and the ability of its capital providers, contractors, target consumer base, vendors and other parties with whom Sunlight has business relations to adapt to operating in a changed environment, and the timing and extent to which normal economic and operating conditions resume.

If market demand for solar systems does not continue to develop as anticipated by Sunlight or takes longer to develop than Sunlight anticipates, Sunlight may not be able to originate loans for the purchase and installation of solar systems at the rate anticipated and incorporated into Sunlight’s forecast.

The solar systems market is at a relatively early stage of development. If market demand for solar systems fails to continue to develop sufficiently or takes longer to develop than Sunlight anticipates, Sunlight may be unable to facilitate the origination of loans for the purchase and installation of solar systems to grow its business at the rate Sunlight anticipates in its forecast.

Many factors may affect the demand for solar systems, including the following:

monthly and/or lifetime savings potential of purchasing and using a solar system, which is associated with the availability of (i) residential solar support programs, including government targets, subsidies, incentives in the form of tax credits, grants or similar programs, renewable portfolio standards and residential net metering rules and (ii) cost efficient equipment and solar loans on terms favorable to the consumers;
•the relative pricing of other conventional and non-renewable energy sources, such as natural gas, coal, oil and other fossil fuels, wind, utility-scale solar, nuclear, geothermal and biomass;
•performance, reliability and availability of energy generated by solar systems compared to conventional and other non-solar renewable energy sources;

•availability and performance of energy storage technology, the ability to implement such technology for use in conjunction with solar systems and the cost competitiveness such technology provides to consumers as compared to costs for those consumers reliant on the conventional electrical grid or other sources of energy;
•general economic conditions and the level of interest rates available to consumers to finance the purchase of solar systems and home improvements; and
•the desirability of relying principally on renewable energy resources.

Sunlight cannot be certain if historical growth rates reflect future opportunities in the solar industry or whether growth anticipated by Sunlight will be fully realized. The failure or delay of solar systems to continue on a path towards increasing adoption could have a material adverse effect on Sunlight’s business, results of operations and financial condition.

If Sunlight fails to manage its operations and growth effectively, Sunlight may be unable to execute its business plan, maintain high levels of customer service and support or adequately address competitive challenges.

Sunlight has experienced significant growth in recent periods measured by, among others, funded volumes, and Sunlight intends to continue the efforts to expand its business. This growth has placed, and any future growth may place, a strain on Sunlight’s management, operational and financial infrastructure. Sunlight’s growth requires its management to devote a significant amount of time and effort to maintain and expand its relationships with contractors, capital providers and other third parties, creating innovative new lending products that offer attractive financing options to consumers, improving its credit analysis and decisioning processes, arranging financing for Sunlight’s growth and managing its expansion into new markets.

In addition, Sunlight’s current and planned operations, personnel, information technology and other systems and procedures might be inadequate to support its future growth and may require Sunlight to make additional unanticipated investments in its infrastructure. Sunlight’s success and ability to further scale its business will depend, in part, on its ability to manage these changes in a cost-effective and efficient manner.

If Sunlight cannot manage its operations to meet the demands of its growth, Sunlight may be unable to meet market expectations regarding growth, opportunity and financial targets, take advantage of market opportunities, execute its business strategies successfully or respond to competitive pressures. This could also result in declines in the attractiveness or quality of the lending options that Sunlight provides, declines in consumer satisfaction, weakening of Sunlight’s relationships with its network of contractors, increased operational costs or lower margins on loans Sunlight originates or other operational difficulties. Any failure to effectively manage Sunlight’s operations and growth could adversely impact its reputation, business, financial condition, cash flows and results of operations.

During the period from June 30, 2020 to June 30, 2021, Sunlight funded approximately 11% of its total solar system loan volume and, during the period from June 30, 2020 to June 30, 2021, 100% of its home improvement loan volume through a bank partnership arrangement. Pursuant to the terms of that arrangement, Sunlight must arrange for the sale of the loans to a third party within 180 days from origination for solar system loans and, beginning on August 1, 2021, for certain home improvement loans that have been on its bank partner’s balance sheet for greater than 12 months, subject to certain exceptions. If Sunlight is not able to arrange these sales, Sunlight may be required to purchase all or a portion of these loans, which could have a material adverse impact on Sunlight’s liquidity and financial condition and the stock price of Sunlight Financial Holdings. Sunlight is also required to purchase solar system loans funded through its bank partnership arrangement if those loans are charged off and home improvement loans funded through its bank partner if those loans are more than 60 days delinquent. A significant downturn in the performance of Sunlight-facilitated loans that are originated by Sunlight’s bank partner could have a material adverse impact on Sunlight’s liquidity and financial condition.

Currently a portion of solar system loans originated through Sunlight’s Platform and all home improvement loans originated through Sunlight’s Platform are funded by Sunlight’s bank partnership arrangement whereby loans are originated by Sunlight’s bank partner but held for sale to a third party. The terms of Sunlight’s bank partnership arrangement provide that such sales must occur within a certain period of time, subject to certain exceptions (180 days from origination for solar system loans and, with respect to certain home improvement loans that have been on its bank partner’s balance sheet for greater than 12 months, beginning on August 1, 2021). While Sunlight has not been required to date to purchase solar system loans from its bank partner due to the expiration of Sunlight’s bank partner’s agreed hold period, Sunlight cannot be certain that fluctuations in the credit markets or other market, regulatory or business factors will not impede Sunlight’s ability to source such third-party purchasers in the future, which could result in Sunlight being required to purchase all or part of unsold solar system loans. Sunlight’s arrangements with its bank partner also require that Sunlight purchase solar loans when subject to charge-off by Sunlight’s bank partner, and with respect to home improvement, any loan that becomes 60 days delinquent. For the year ended December 31, 2020, Sunlight repurchased and wrote off 49 loans from its bank partner, totaling $1.1 million, associated with the repurchase obligation concerning charge-offs and delinquencies. For the three and six months ended June 30, 2021, Sunlight repurchased and wrote off 17 and 51 loans from its bank partner, totaling $0.3 million and $1.1 million, respectively, associated with the repurchase obligation concerning charge-offs and delinquencies. Sunlight acts as the administrator for its bank partner’s portfolio of Sunlight-facilitated loans, and Sunlight has access to comprehensive daily reporting regarding those loans, which allows it to track the status of loans, including days from origination, and monitors the performance of those loans on a loan-level basis.

Sunlight has entered into committed indirect funding program agreements with capital providers for the purchase of solar system and home improvement loans from Sunlight’s bank partner; however, these agreements require periodic extension and, based on market changes and shifts in credit appetite, Sunlight cannot predict whether these capital providers will elect to continue their commitment in the future. In addition, Sunlight’s indirect funding program agreements contain covenants and agreements relating to the origination of such loans and Sunlight’s financial condition. If Sunlight materially breaches these conditions and fails to cure them in the time allotted, the relevant capital provider may terminate its relationship with Sunlight. Such covenants and agreements generally include, among others, obligations related to funding volumes, concentration limits on certain loan products, Fair Isaac Corporation (“FICO”) score requirements, agreements related to Sunlight’s legal compliance in the origination process, underwriting requirements and milestone or other payment requirements. If an existing indirect capital provider terminates its relationship with Sunlight and Sunlight is unable to procure alternative agreements with new purchaser(s) of solar system and home improvement loans or increase commitments from other existing indirect capital providers in a timely manner and on acceptable terms, or at all, Sunlight’s business and results of operations could be materially and adversely affected.

Sunlight initiated its home improvement business in 2019 and its bank partner has originated approximately $74 million in home improvement loans. In February 2021, Sunlight entered into an indirect funding program agreement with a capital provider for the purchase of up to $400 million in home improvement loans from Sunlight’s bank partnership arrangement over an 18-month period. However, the foregoing agreement represents the sole commitment for the purchase of home improvement loans from Sunlight’s bank partnership arrangement and will require periodic extension; accordingly, based on market changes and shifts in credit appetite, Sunlight cannot predict whether this capital provider will elect to continue its commitment in the future. In addition, Sunlight’s indirect home improvement loan funding program agreement contains covenants and agreements related to the origination of such loans and Sunlight’s financial condition similar to those described in the above paragraph with respect to program agreements for the purchase of solar system loans. If Sunlight’s existing indirect home improvement loan capital provider terminates its relationship with Sunlight and Sunlight is unable to procure alternative agreements with new third-party purchaser(s) of home improvement loans in a timely manner and on acceptable terms, or at all, then, beginning on August 1, 2021 Sunlight may be required to purchase any home improvement loans (with certain exceptions) that have been on its bank partner’s balance sheet for greater than 12 months, which could materially and adversely affect Sunlight’s liquidity and financial condition.

Restrictive covenants in certain of Sunlight’s debt agreements could limit its growth and its ability to finance its operations, fund its capital needs, respond to changing conditions and engage in other business activities that may be in Sunlight’s best interests.

Sunlight’s debt agreements impose operating and financial restrictions on Sunlight. These restrictions limit Sunlight’s ability to, among other things:
•incur additional indebtedness;
•make investments or loans;
•create liens;
•consummate mergers and similar fundamental changes;
•make restricted payments;
•make investments in unrestricted subsidiaries;
•enter into transactions with affiliates; and
•use the proceeds of asset sales.

Sunlight may be prevented from taking advantage of business opportunities that arise because of the limitations imposed by the restrictive covenants under its corporate debt agreement. The restrictions contained in the covenants could, among other things:
•limit Sunlight’s ability to plan for, or react to, market conditions or meet capital needs or otherwise restrict Sunlight’s activities or business plan; and
•adversely affect Sunlight’s ability to finance its operations, enter into acquisitions or divestitures or engage in other business activities that would be in Sunlight’s best interest.

A breach of any of these covenants or Sunlight’s inability to comply with the required financial ratios or financial condition tests could result in a default under Sunlight’s debt agreement that, if not timely cured or waived, could result in acceleration of all indebtedness outstanding thereunder and cross-default rights under other debt arrangements of Sunlight. In addition, in the event of an event of default under Sunlight’s debt facility, the affected lenders could accelerate such indebtedness and require repayment of all borrowings outstanding thereunder. Sunlight cannot be certain that it will have cash available in the future to repay its debt facility in the event that it becomes necessary to do so. If the amounts outstanding under Sunlight’s outstanding indebtedness or any of its other indebtedness, whether now or in the future, were to be accelerated and Sunlight did not have sufficient assets to repay in full the amounts owed to the lenders or to other debt holders, such parties could foreclose on the collateral granted by Sunlight to such debt holders, which could materially adversely affect Sunlight’s liquidity and financial condition or its ability to qualify as a going concern.

Additionally, Sunlight’s current corporate debt facility expires in April 2023. Sunlight will have to negotiate an extension of its facility or establish a facility with another lender prior to that date. Sunlight cannot be certain that its current debt provider will extend the facility or that it will extend the facility on the same terms, or that Sunlight can obtain a new facility on the same or better terms. Sunlight may need to extend the facility or obtain a new facility on terms that contain additional covenants or requirements that further restrict Sunlight’s ability to take advantage of business opportunities, address market changes, make acquisitions or otherwise grow Sunlight’s business.

The loss of one or more members of Sunlight’s senior management or key employees may adversely affect its ability to implement its strategy.

Sunlight depends on its experienced management team and the loss of one or more key executives, including Sunlight’s Chief Executive Officer or Chief Financial Officer, could have a negative impact on its business. Sunlight also depends on its ability to retain and motivate key employees and to attract qualified new employees.

Sunlight may be unable to replace key members of its management team or key employees if such individuals elect to leave Sunlight. An inability to attract and retain sufficient managerial personnel who have industry experience and relationships could limit or delay Sunlight’s strategic efforts, which could have a material adverse effect on its business, results of operations and financial condition.

Fraudulent activity has become more sophisticated in the financial services industry and, if experienced at a material level by Sunlight or its capital providers in connection with loans originated through Sunlight’s Platform, it could negatively impact Sunlight’s reputation and business. Further, Sunlight could be subject to fraud by internal actors, which could also negatively impact its reputation and business.

Fraud occurs in the financial services industry and has increased as perpetrators become more sophisticated. Sunlight is subject to the risk of fraudulent activity generally perpetrated on participants in the financial markets and with respect to the policies and business practices of contractors, vendors and other third parties handling consumer information. Sunlight has experienced some immaterial fraud where fraudulent actors have obtained consumer personal identifying information in order to obtain fraudulent project payments from Sunlight. Sunlight has adopted increased fraud detection processes in both its commercial risk management and consumer underwriting processes in response to these events and the reported increase of fraud in the financial market. However, Sunlight’s resources, technologies and fraud prevention tools may be insufficient to accurately detect and prevent fraud in the future. The level of Sunlight’s fraud charge-offs could increase, and results of operations could be materially adversely affected if fraudulent activity were to significantly increase. High profile fraudulent activity also could negatively impact Sunlight’s brand and reputation, and negatively impact its business, results of operations and financial condition.

Further, Sunlight cannot be certain that it will not be subject to fraud from internal actors in the future. Any such fraud conducted could have a material negative impact on Sunlight’s reputation or business.

If the consumer underwriting and loan origination processes Sunlight uses contain errors or incorrect inputs from consumers or third parties (e.g., credit bureaus), Sunlight’s reputation and relationships with capital providers and contractors could be harmed. Further, economic changes resulting in increases in default rates could increase Sunlight’s cost of capital.

Sunlight’s ability to attract capital providers on economic terms consistent with its current capital provider funding facilities in part is dependent on Sunlight’s ability to effectively evaluate a consumer’s credit profile and likelihood of default and potential loss in accordance with Sunlight’s capital provider’s origination policies. To conduct this evaluation, Sunlight uses FICO scores and various credit bureau attributes. If any of the credit decisioning attributes Sunlight uses contain errors or the data provided by consumers or third parties (such as credit bureaus) is incorrect or stale, Sunlight’s approvals or denials may be determined inappropriately. Additionally, following the date of the credit report that Sunlight obtains and reviews, a consumer may default on, or become delinquent in the payment of, a pre-existing debt obligation, take on additional debt, lose his or her job or other sources of income, or experience other adverse financial events. If such inaccuracies or events are not detected prior to loan funding, the loan may have a greater risk of default than expected. Greater defaults could damage Sunlight’s reputation and relationships with contractors and capital providers, causing a decrease in Sunlight’s ability to originate loans, or result in an increase to Sunlight’s cost of capital causing a decrease in Sunlight margins.

Further, Sunlight’s cost of capital is also determined in part based on the default averages in Sunlight’s consumer loan borrower portfolio. If general economic conditions worsen significantly, or other events occur, resulting in an increase in delinquencies and defaults by Sunlight’s consumer loan borrowers and Sunlight is not able to adjust its underwriting processes to address the change in credit environment, Sunlight’s cost of capital may increase. Increases in Sunlight’s cost of capital may cause a decrease in Sunlight’s margins and have a material adverse effect on Sunlight’s business, results of operations and financial condition.

Sunlight may in the future expand to new industry verticals outside of the U.S. solar system and home improvement industries, and failure to comply with applicable regulations, accurately predict demand or growth, or build a process valued in those new industries could have an adverse effect on Sunlight’s business.

Sunlight may in the future further expand into other industry verticals. There is no assurance that Sunlight will be able to successfully develop consumer financing products and services that are valued for these new industries. Sunlight’s investment of resources to develop consumer financing products and services for the new industries it enters may either be insufficient or result in expenses that are excessive as compared to the fees or other revenue that Sunlight may earn in launching such vertical. Additionally, Sunlight’s experience is in the U.S. solar system and home improvement industries and, therefore, industry participants in new industry verticals may not be receptive to its financing solutions and Sunlight may face competitors with more experience and resources. The borrower profile of consumers in new verticals may not be as attractive, in terms of average FICO scores or other attributes, as in current verticals, which may make it more difficult for Sunlight to find funding partners for these new verticals. As Sunlight explores additional opportunities, Sunlight can make no assurance that it will be able to accurately forecast demand (or the lack thereof) for a solution or that those industries will be receptive to Sunlight’s loan products or changes in loan products from time to time. Failure to predict demand or growth accurately in new industries could have a materially adverse impact on Sunlight’s business, results of operations and financial condition.

Sunlight’s risk management processes and procedures may not be effective.

Sunlight’s risk management processes and procedures seek to appropriately balance risk and return and mitigate risks, and intend to identify, measure, monitor and control the types of risk to which Sunlight, its contractors and its capital providers are subject, including credit risk, market risk, liquidity risk, strategic risk and operational risk. Credit risk is the risk of loss that arises when an obligor fails to meet the terms of an obligation. Market risk is the risk of loss due to changes in external market factors such as interest rates. Liquidity risk is the risk that financial conditions are adversely affected by an inability, or perceived inability, to meet obligations and support business growth. Strategic risk is the risk from changes in the business environment, improper implementation of decisions or inadequate responsiveness to changes in the business environment. Operational risk is the risk of loss arising from inadequate or failed processes, people or systems, external events (e.g., natural disasters), compliance, reputational or legal matters and includes those risks as they relate directly to Sunlight as well as to third parties with whom Sunlight contracts or otherwise does business.

Management of Sunlight’s risks depends, in part, upon the use of analytical and forecasting models. If these models are ineffective at predicting future losses or are otherwise inadequate, Sunlight may incur unexpected losses or otherwise be adversely affected. In addition, the information Sunlight uses in managing its credit and other risks may be inaccurate or incomplete as a result of error or fraud, both of which may be difficult to detect and avoid. There also may be risks that exist, or that develop in the future, that Sunlight has not appropriately anticipated, identified or mitigated, including when processes are changed or new products and services are introduced. If Sunlight’s risk management framework does not effectively identify and control its risks, Sunlight could suffer unexpected losses or be adversely affected, which could have a material adverse effect on its business, results of operations and financial condition.

To the extent that Sunlight seeks to grow through future acquisitions, or other strategic investments or alliances, Sunlight may not be able to do so effectively.

Sunlight may in the future seek to grow its business by exploring potential acquisitions or other strategic investments or alliances. Sunlight may not be successful in identifying businesses or opportunities that meet its acquisition or expansion criteria. In addition, even if a potential acquisition target or other strategic investment is identified, Sunlight may not be successful in completing such acquisition or integrating such new business or other investment in a way that allows Sunlight to realize the full benefits from such acquisition. Sunlight may face significant competition for acquisition and other strategic investment opportunities from other well-capitalized companies, many of which have greater financial resources and greater access to debt and equity capital to secure and complete acquisitions or other strategic investments, than Sunlight does. As a result of such competition, Sunlight may be unable to acquire certain assets or businesses, or take advantage of other strategic investment opportunities that Sunlight deems attractive; the purchase price for a given strategic opportunity may be significantly elevated; or certain other terms or circumstances may be substantially more onerous. Any delay or failure on Sunlight’s part to identify, negotiate, finance on favorable terms, consummate and integrate any such acquisition, or other strategic investment, opportunity could impede Sunlight’s growth.

Even if Sunlight completes future acquisitions, it may not ultimately strengthen its competitive position or achieve its goals and business strategy; Sunlight may be subject to claims or liabilities assumed from an acquired company, product, or technology; acquisitions Sunlight completes could be viewed negatively by its customers, investors, and securities analysts; and Sunlight may incur costs and expenses necessary to address an acquired company’s failure to comply with laws and governmental rules and regulations. Additionally, Sunlight may be subject to litigation or other claims in connection with the acquired company, including claims from terminated employees, former stockholders or other third parties, which may differ from or be more significant than the risks Sunlight’s business faces. If Sunlight is unsuccessful at integrating future acquisitions in a timely manner, or the technologies and operations associated with such acquisitions, the revenue and operating results of the combined company could be adversely affected. Any integration process may require significant time and resources, which may disrupt Sunlight’s ongoing business and divert management’s attention, and Sunlight may not be able to manage the integration process successfully or in a timely manner. Sunlight may not successfully evaluate or utilize the acquired technology or personnel, realize anticipated synergies from the acquisition, or accurately forecast the financial impact of an acquisition transaction and integration of such acquisition, including accounting charges and any potential impairment of goodwill and intangible assets recognized in connection with such acquisitions. Sunlight may have to pay cash, incur debt, or issue equity or equity-linked securities to pay for any future acquisitions, each of which could adversely affect its financial condition or the market price of its Class A Common Stock. Furthermore, the sale of equity or issuance of equity-linked debt to finance any future acquisitions could result in dilution to Sunlight’s stockholders. The occurrence of any of these risks could harm Sunlight’s business, operating results, and financial condition.

Sunlight’s insurance for certain indemnity obligations to its officers and directors may be inadequate, and potential claims could materially and negatively impact Sunlight’s financial condition and results of operations.

Pursuant to Sunlight’s Certificate of Formation, the Sunlight A&R LLC Agreement and certain indemnification agreements, among various other agreements, Sunlight indemnifies its officers and directors for certain liabilities that may arise in the course of their service to Sunlight. Although Sunlight currently maintains director and officer liability insurance for certain potential third-party claims for which it is legally or financially unable to indemnify them, such insurance may be inadequate to cover certain claims, or may prove prohibitively costly to maintain in the future. If Sunlight were required to pay a significant amount on account of such liabilities, its business, financial condition and results of operations could be materially harmed.

Risks Related to the Solar Energy Generation Industry

A material reduction in the retail price of electricity charged by electric utilities, other retail electricity providers or other energy sources as compared to potential savings for purchasing and using a solar system or an increase in pricing for purchasing and using a solar system above the cost of other energy sources could result in a lower demand for solar systems, which could have an adverse impact on Sunlight’s business, results of operations and financial condition.

Decreases in the retail price of electricity from electric utilities, from other retail electricity providers or other sources of energy, currently existing or as may be developed, including other renewable energy sources, as compared to the potential price of purchasing a solar system using solar system loan financing, could make solar systems less economically attractive to consumers. Reductions in consumer costs associated with traditional or other sources of power may stem from an increase in availability due to an increase in generation of such power sources, a legislated reduction in rates or special programs offered to consumers among other potential industry shifts.

Similarly, an increase in pricing associated with purchasing a solar system financed with a loan as compared to the cost to consumers of other power sources, or the cost to consumers of using a solar system pursuant to solar power purchase agreements or leases, could reduce demand for solar systems. Sunlight’s business has benefited from the declining cost of solar system components, which has been a key driver in consumer adoption of solar systems. To the extent such costs stabilize, decline at a slower rate or increase, Sunlight’s future growth may be negatively impacted. An increase in cost to the consumer purchasing a solar system financed by a loan could be as a result of, among others:
•a decline in raw materials available to manufacture the various components of solar systems;
•an increase in tariff penalties or duties on components of solar systems imported from other countries, which could also increase the pricing of components produced domestically associated with an increase in demand for such components;
•the expiration or unavailability of, or adverse changes in, economic or governmental incentives, including those in the form of tax credits, grants or similar programs, which may expire on a particular date, end when the allocated funding is exhausted, or be reduced or terminated as a matter of regulatory or legislative policy, or other factors that have the impact of decreasing the ultimate price of purchasing or using a solar system to the consumer;
•a shortage of skilled labor to install solar systems, which could have the impact of increasing demand on existing skilled labor and increasing the cost of installation of solar systems;
•an increase in costs associated with contractor infrastructure, including as related to the potential for additional regulation, lawsuits or other unforeseen developments; and
•an increase in interest rates that Sunlight’s capital providers charge consumers for financing solar systems.

A decrease in the price of traditional power sources or other renewable energy sources that make such sources cost less to the consumer than the purchase of a solar system with loan financing or an increase in prices to purchase a solar system with loan financing could decrease the attractiveness of the purchase and installation of such systems by consumers, which in turn may slow Sunlight’s growth and have an adverse impact on its business and results of operations.

The solar system loan industry and the home improvement industry are subject to seasonality and other industry factors that may cause Sunlight’s operating results and its ability to grow to fluctuate from quarter to quarter and year to year. These fluctuations may cause Sunlight’s future performance to be difficult to predict and cause its operating results for a particular period to fall below expectations.

Sunlight’s quarterly and annual operating results are subject to seasonality and other factors that make them difficult to predict and may fluctuate significantly in the future. Sunlight has experienced seasonal and quarterly fluctuations in the past and expects to experience such fluctuations in the future. Credit applications generally peak for a given year during the summer and are at their lowest point toward the end of the year. Because of the lag between credit applications and installation, fundings generally peak toward the end of the year and are at their lowest point during the spring. In addition to the other risks described herein, the following factors could cause Sunlight’s operating results to fluctuate:
•expiration or initiation of any governmental rebates or incentives;
•significant fluctuations in consumer demand for solar systems and/or home improvements;
•Sunlight’s contractors’ ability to complete installations of solar systems and/or home improvements in a timely manner;
•financial market fluctuations that may impact the availability of desirable solar system and/or home improvement loan products for consumers or increase the cost of capital to Sunlight, thereby decreasing Sunlight’s margins;
•actual or anticipated developments in Sunlight’s competitors’ businesses, technology, loan products, pricing or other initiatives relevant to the solar system or home improvement lending competitive landscape;
•natural disasters or other weather or meteorological conditions impacting solar system or home improvement industries; and
•general economic downturns, which could negatively impact the availability of, or cost of, capital, including in response to rising delinquencies and defaults in the market, thereby making it more difficult for Sunlight to originate loans or to do so on economic terms that are favorable to Sunlight.

For these or other reasons, the results of any prior quarterly or annual periods should not be relied upon as indications of Sunlight’s future performance.

Because Sunlight’s business is heavily concentrated on consumer lending in the U.S. solar system and home improvement industries, Sunlight’s results are more susceptible to fluctuations in those markets than a more diversified company would be.

Sunlight’s business is currently concentrated on supporting consumer lending in the U.S. solar system and home improvement industries. As a result, Sunlight is more susceptible to fluctuations and risks particular to U.S. consumer credit than a more diversified company would be, and more specifically as to factors that may drive the demand for solar systems and home improvements. Sunlight’s business concentration could have an adverse effect on its business, results of operations and financial condition.

The industries that Sunlight operates in are highly competitive and are likely to become more competitive. Additionally, if new entrants join these markets who have ready access to cheaper capital, competing successfully would become more difficult for Sunlight. Sunlight’s inability to compete successfully or maintain or improve Sunlight’s market share and margins could adversely affect its business.

The consumer lending industry is highly competitive and increasingly dynamic as emerging technologies continue to enter the marketplace. Technological advances and heightened e-commerce activities have increased consumers’ accessibility to products and services, which has intensified the desirability of offering loans to consumers through digital-based solutions. Sunlight faces competition in areas such as financing terms, promotional offerings, fees, approval rates, speed and simplicity of loan origination, ease-of-use, marketing expertise, service levels, products and services, technological capabilities and integration, customer service and support, compliance capabilities, brand and reputation. Sunlight’s existing and potential competitors may decide to modify their pricing and business models to compete more directly with Sunlight’s model or offer similar promotions and ancillary services. If Sunlight is unable to compete effectively to attract contractors to sell Sunlight loans to their consumer customers, Sunlight’s results of operations and financial condition could be materially adversely affected.

Sunlight’s success in the solar systems point of sale lending industry is in part due to Sunlight’s low cost of capital. While the barriers to entry in this business are high, if new entrants with access to cheaper capital enter the market, such as a depository institution, competing could become more difficult for Sunlight. A new market entrant with a lower cost of capital could discount pricing to a level below which Sunlight would be able to match and maintain its margins or such entrant could maintain pricing but make more revenue on each loan. Sunlight’s inability to compete successfully with these tactics by lowering its own cost of capital or competing on other terms that are valuable to solar systems contractors such as user-friendly, best-in-market technology or by providing valuable ancillary services, could materially negatively impact Sunlight’s business.

Risks Related to Sunlight’s Technology and Intellectual Property

Developments in technology or improvements in the solar energy generation industry, including energy storage and distributed solar power, may adversely affect demand for Sunlight’s loans.

Significant developments in technology, such as advances in distributed solar power generation, energy storage solutions such as batteries, energy storage management systems, the widespread use or adoption of fuel cells for residential properties or improvements in other forms of distributed or centralized power production may materially and adversely affect demand for solar systems and, in turn, the demand for loans originated through Sunlight’s Platform, which may negatively impact Sunlight’s business, results of operations and financial condition.

Additionally, recent technological advancements may impact Sunlight’s business in ways Sunlight does not currently anticipate. Any failure by Sunlight to adopt or have access to assist consumers to finance new or enhanced technologies or processes, or to react to changes in existing technologies, could have a material adverse effect on Sunlight’s business, results of operations and financial condition.

Cyber-attacks and other security breaches could have an adverse effect on Sunlight’s business.

In the normal course of Sunlight’s business, Sunlight collects, processes and retains sensitive and nonpublic personal consumer information. Although Sunlight devotes significant resources and management focus to ensuring the integrity of its systems through information security and business continuity programs, Sunlight’s facilities and information technology systems, and those of capital providers, contractors and third-party service providers, may be subjected to external or internal security breaches and cyber-attacks, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors and other similar events that result in the disclosure of sensitive and confidential information. Sunlight also faces security threats from malicious third parties that could attempt to obtain unauthorized access to Sunlight systems and networks, which threats have increased significantly in recent years and which Sunlight anticipates will continue to grow in scope and complexity over time. These events could interrupt Sunlight’s business and/or operations, result in significant legal and financial exposure, supervisory liability, other government or regulatory fines and penalties, damage to its reputation and a loss of confidence in the security of Sunlight’s systems and ability to facilitate the origination of loans. Although Sunlight has not experienced such adverse events to date, no assurance can be given that these events will not have a material adverse effect on Sunlight in the future.

Information security risks in the financial services industry have increased recently, in part because of new technologies, the use of the internet and telecommunications technologies (including mobile devices) to conduct financial and other business transactions and the increased sophistication and activities of organized criminals, perpetrators of fraud, hackers, terrorists and others. In addition to cyber-attacks and other security breaches involving the theft of sensitive and confidential information, hackers recently have engaged in attacks that are designed to disrupt key business services, such as consumer-facing websites. Sunlight, contractors, capital providers and vendors may not be able to anticipate or implement effective preventive measures against all security breaches of these types, especially because the techniques used change frequently and because attacks can originate from a wide variety of sources. Sunlight employs detection and response mechanisms designed to contain and mitigate security incidents. Nonetheless, early detection efforts may be thwarted by sophisticated attacks and malware designed to avoid detection. Sunlight also may fail to detect the existence of a security breach related to the information of capital providers, contractors and consumers that Sunlight retains as part of its business and may be unable to prevent unauthorized access to that information.

Sunlight also faces risks related to cyber-attacks and other security breaches that typically involve the transmission of sensitive information regarding borrowers through various third parties, including Sunlight’s various service providers engaged to support Sunlight’s underwriting and other technological and operational processes. Because Sunlight does not control these third parties or oversee the security of their systems, future security breaches or cyber-attacks affecting any of these third parties could impact Sunlight through no fault of its own, and in some cases Sunlight may have exposure and suffer losses for breaches or attacks relating to them. While Sunlight regularly conducts security assessments of significant third-party service providers, no assurance is given that Sunlight’s third-party information security protocols are sufficient to prevent a service provider from experiencing a cyber-attack or other security breach.

Disruptions in the operation of Sunlight’s computer systems and those of its critical third-party service providers and capital providers could have an adverse effect on Sunlight’s business.

Sunlight’s ability to facilitate the origination of loans and otherwise operate Sunlight’s business and comply with applicable laws depends on the efficient and uninterrupted operation of Sunlight’s computer systems and critical third-party service providers that support these processes. These Sunlight or third-party computer systems may encounter service interruptions at any time due to system or software failure, natural disasters, severe weather conditions, health pandemics, terrorist attacks, cyber-attacks or other events. Any of such catastrophes could have a negative effect on Sunlight’s business and technology infrastructure (including its computer network systems). Catastrophic events could also impact public agencies that provide permitting or other related services and prevent or make it more difficult for contractors to install solar systems, and could interrupt or disable local or national communications networks, including payment networks and capital provider’s ability to fund loans. All of these adverse effects of catastrophic events could result in an inability for Sunlight to meet its funding obligations with respect to existing loan applications or for Sunlight to originate new loans, which could have a material adverse effect on Sunlight’s business.

In addition, the implementation of technology changes and upgrades to maintain current and integrate new systems may cause service interruptions, transaction processing errors or system conversion delays and may cause Sunlight to fail to comply in a timely manner with its agreements with applicable laws, all of which could have a material adverse effect on Sunlight’s business. Sunlight expects that new technologies and business processes applicable to the point of sale consumer loan industry will continue to emerge. There can be no assurance that Sunlight will be able to successfully adopt new technology as critical systems and applications become obsolete and better systems, applications and processes become available. A failure to maintain or improve current technology and business processes could cause disruptions in Sunlight’s operations or cause its solution to be less competitive, all of which could have a material adverse effect on its business, results of operations and financial condition.

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory, and economic barriers to the purchase and use of solar energy systems, which may significantly reduce demand for Sunlight’s loan products.

The market for electric generation products is heavily influenced by federal, state, and local government laws, regulations, and policies concerning the electric utility industry in the United States and abroad, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation, and changes that make solar power less competitive with other power sources could deter investment in the research and development of alternative energy sources as well as customer purchases of solar power technology from Sunlight’s network of contractors, which could in turn result in a significant reduction in the demand for Sunlight’s solar power loan products. The market for electric generation equipment is also influenced by trade and local content laws, regulations, and policies that can discourage growth and competition in the solar industry and create economic barriers to the purchase of solar power products, thus reducing demand for solar products sold by our contractor partners, and in turn our solar power loan products. In addition, on-grid applications depend on access to the grid, which is also regulated by government entities. We anticipate that solar power products and their installation will continue to be subject to oversight and regulation in accordance with federal, state, local, and foreign regulations relating to construction, safety, environmental protection, utility interconnection and metering, trade, and related matters. It is difficult to track the requirements of individual states or local jurisdictions and design equipment to comply with the varying standards. Any new regulations or policies pertaining to solar power products may result in significant additional expenses to contractor partners and their customers, which could cause a significant reduction in demand for Sunlight’s loan products. See also under this section, “Risks Related to Legal Matters and Sunlight’s Regulatory Environment - The highly regulated environment in which Sunlight’s capital providers operate could have an adverse effect on Sunlight’s business.

Sunlight may be unable to sufficiently protect its proprietary rights, trade secrets and intellectual property, and may encounter disputes from time to time relating to its use of the intellectual property of third parties.

Sunlight relies on a combination of patents, trademarks, service marks, copyrights, trade secrets, domain names and agreements with employees and third parties to protect its proprietary rights. Unauthorized third parties may attempt to duplicate or copy the proprietary aspects of its technology and processes. Sunlight’s competitors and other third parties independently may design around or develop similar technology or otherwise duplicate Sunlight’s services or products. In addition, though Sunlight has restrictive covenant agreements in place that are intended to protect its intellectual property, trade secrets and confidential and proprietary information (“Proprietary Information”) or provide a remedy in the event of an unauthorized disclosure, these agreements may not prevent misappropriation of Sunlight’s Proprietary Information or infringement of Sunlight’s intellectual property and the resulting loss of competitive advantage, and Sunlight may be required to litigate to protect its intellectual property and Proprietary Information from misappropriation or infringement by others, which may be expensive, could cause a diversion of resources and may not be successful.

Sunlight also may encounter disputes from time to time concerning intellectual property rights of others, and it may not prevail in these disputes. Third parties may raise claims against Sunlight alleging that Sunlight, or consultants or other third parties retained or indemnified by Sunlight, infringe on their intellectual property rights. Some third-party intellectual property rights may be extremely broad, and it may not be possible for Sunlight to conduct its operations in such a way as to avoid all alleged violations of such intellectual property rights. Given the complex, rapidly changing and competitive technological and business environment in which Sunlight operates, and the potential risks and uncertainties of intellectual property-related litigation, an assertion of an infringement claim against Sunlight may cause Sunlight to spend significant amounts to defend the claim, even if Sunlight ultimately prevails. If Sunlight does not prevail, Sunlight may be required to pay significant money damages, suffer losses of significant revenues, be prohibited from using the relevant systems, processes, technologies or other intellectual property (temporarily or permanently), be required to cease offering certain products or services, or incur significant license, royalty or technology development expenses.

In addition, although in some cases a third party may have agreed to indemnify Sunlight for such costs, such indemnifying party may refuse or be unable to uphold its contractual obligations. In other cases, insurance may not cover potential claims of this type adequately or at all, and Sunlight may be required to pay monetary damages, which may be significant.

Some aspects of the Sunlight Platform and processes include open source software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect its business.

Aspects of the Sunlight Platform include software covered by open source licenses. The terms of various open source licenses have not been interpreted by United States courts, and such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on Sunlight’s Platform. If portions of Sunlight’s proprietary software are determined to be subject to an open source license, Sunlight could be required to publicly release the affected portions of source code, re-engineer all or a portion of its technologies or otherwise be limited in the licensing of technologies, each of which could reduce or eliminate the value of Sunlight’s technologies. In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software because open source licensors generally do not provide warranties or controls on the origin of the software. Many of the risks associated with the use of open source software cannot be eliminated and could adversely affect Sunlight’s business, results of operations and financial condition.

Contractor and Capital Provider-Related Risks

Sunlight’s growth is dependent on its contractor network and in turn the quality of the products and services they provide to their customers, and Sunlight’s failure to retain or replace existing contractors, to grow its contractor network or the number of Sunlight loans offered through its existing network, or increases in loan delinquencies due to any deficiencies in Sunlight’s contractor underwriting practices, could adversely impact Sunlight’s business.

Solar system and home improvement loans are offered through Sunlight to Sunlight’s contractor networks to such contractors’ consumer customers who buy solar systems or home improvements. In order to continue to grow, Sunlight will need to further expand its contractor networks. Sunlight is subject to significant competition for the recruitment and retention of contractors from its current competitors and new entrants to the solar system loan and home improvement loan markets, and Sunlight may not be able to recruit new or replacement contractors in the future, or expand its loan volume with existing contractors, at a rate required to produce projected growth.

Sunlight competes for contractors with solar system and home improvement lenders primarily based on scope of loan product offerings that respond to consumer demand, pricing to the contractors (“OID”), user friendliness of Sunlight’s technology (Orange®) and other processes to make the loan sale process efficient and individualized in service and responsiveness. Sunlight does not have any exclusivity agreements with its contractors. Accordingly, there can be no assurance that Sunlight will be able to maintain its current contractor relationships. Sunlight may lose existing contractors that represent a significant portion of Sunlight’s business, and there is no guarantee that Sunlight would be able to engage replacement contractors on terms similar to its existing contractors.

Additionally, dependence on any one contractor or small group of contractors creates concentration risk, particularly in the event that any such contractor elects to terminate its relationship with Sunlight, experiences business disruption, a business failure or bankruptcy, or fails to supply, or perform the installation of, the solar system or home improvement product to the satisfaction of the customer, which may result in potential loan defaults which could have a material adverse impact on Sunlight’s results of operations. For example, during May 2021, Sunlight was advised by a significant contractor that it will discontinue use of the Sunlight’s platform to source solar loans effective immediately. This contractor accounted for approximately 6.7% and 11.1% of Sunlight’s total funded loan volumes during the year ended December 31, 2020 and for the six months ended June 30, 2021, respectively.

For the fiscal years ended December 31, 2018, December 31, 2019 and December 31, 2020, Sunlight’s top ten contractors accounted for approximately 74%, 46% and 42% of the total funded loan volumes for such periods, respectively. In the period from June 30, 2019 to June 30, 2020, the top ten contractors in Sunlight’s network were responsible for selling 44.0% of Sunlight’s funded loan volume, and in the period from June 30, 2020 to June 30, 2021 that percentage decreased to 43.9%.

Sunlight’s short-term capital advance program exposes it to potential losses in the event that a contractor fails to fully perform under its agreements with Sunlight or becomes insolvent prior to completion of the underlying installation or construction, which losses could have an adverse impact on Sunlight’s business, results of operations and financial condition.

Sunlight maintains a short-term capital advance program with certain contractors that provides such contractors with up-front working capital to pay for certain expenses for installation or the construction of solar systems and home improvements. Such short-term capital advances may be paid to contractors prior to the commencement of such installation or construction, or at specified periods during the installation or construction process. The aggregate amount of advances available to a given contractor is based on a risk evaluation and tiering conducted by Sunlight’s commercial risk team that performs contractor underwriting generally, as well as additional oversight and periodic monitoring requirements. At any time prior to completion of installation or construction of solar systems or home improvements, Sunlight is at risk for defaults if a contractor to whom short-term advances have been made fails to fully perform under its agreements with Sunlight or becomes insolvent prior to the completion of installation or construction. The ability of contractors to fully perform or maintain their solvency depends on a number of factors, including, but not limited to, changes in economic conditions, adverse trends or events affecting the solar system and home improvement industries, lack of availability of, and/or access to, as well as increases in the cost of, materials or labor for the installation or construction of solar systems or home improvements, due to global supply chain shortages and the increase in competition for skilled labor, natural disasters and management and cash flow levels. As of December 31, 2020, Sunlight had an aggregate of $35.4 million of outstanding advances to 141 contractors. Approximately 60.1% of those advances were made to four of Sunlight’s largest contractor relationships in terms of funded loan volume. As of June 30, 2021, Sunlight had an aggregate of $41.0 million of outstanding advances to 135 contractors. Approximately 67.5% of those advances were made to five of Sunlight’s largest contractor relationships in terms of funded loan volume. In the event that one or more contractors who receive short-term capital advances are unable to fully perform under their agreements with Sunlight or maintain their solvency, Sunlight may lose a portion or all of the funds advanced to such contractor, which may have an adverse impact on Sunlight’s business, results of operations and financial condition.

Further, Sunlight advances funding payments to contractors in order to ensure payment to its contractors within 24 hours. If a capital provider fails to reimburse Sunlight for such advances as anticipated, Sunlight may need to write-off such advances, subjecting Sunlight to consumer credit risk. Alternatively, if the contractor funded by Sunlight declares bankruptcy prior to Sunlight being reimbursed, the capital provider is not likely to fund the loan and reimburse Sunlight. Sunlight could be subject to losses if the consumers borrowing funds from Sunlight under these loans do not pay as and when required.

Sunlight’s rebate program with certain of its contractors may be utilized by such contractors to a greater degree in certain periods, resulting in decreased fee income from its contractor partners, which could have a material adverse impact on Sunlight’s revenues during those periods.

Sunlight offers rebates to certain of its contractor partners in exchange for volume commitments. In general, the contractors with these rebate arrangements realize a rebate on funded loans originated over an agreed period of time (for example, one year) provided that the agreed volume of funded loan origination was achieved by that contractor. Sunlight accrues for such rebates on a quarterly basis based on the estimated amount of the rebate, but the accrual may be less than the actual rebate earned by a contractor or contractors when the rebate is required to be paid if volume is higher than anticipated in certain periods. If that occurs, Sunlight may be required to record a charge for rebates that is larger than would be the case if its accrual matched the rebates actually earned. If such a charge occurs, Sunlight’s revenues for the applicable quarterly period may be adversely impacted. For example, for the three and six months ended June 30, 2021, rebates to contractor partners totaled approximately $0.1 million and $0.6 million, respectively, in excess of the estimated amounts accrued therefor, which directly reduced fee income received by Sunlight for loans originated by contractors on Sunlight’s platform during those periods and resulted in a decrease in aggregate revenue to Sunlight.

Loans originated through Sunlight’s technology platform (Orange®) are originated by third-party capital providers. As Sunlight continues to grow, Sunlight will need to either expand the commitments of its existing capital providers or find additional capital providers to fund additional volume. Sunlight’s inability to identify capital provider sources for new loan volume or to replace loan volume funding capacity should a capital provider elect to terminate its relationship with Sunlight could have a material adverse impact on Sunlight’s growth.

Sunlight relies on third-party capital providers to originate solar system and home improvement loans through Sunlight’s Platform to third party borrowers. As Sunlight’s business grows, Sunlight will need additional funding sources for those loans to third party borrowers, either from its existing capital providers or by entering into program funding agreements with new capital providers. Sunlight’s failure to obtain additional funding commitments in an amount needed to fund its projected loan volume, or Sunlight’s failure to extend its existing commitments or identify new capital providers on economic terms similar to or better than what Sunlight currently has with its existing capital providers, could have a material adverse impact on Sunlight’s business, results of operations and financial condition.

Additionally, Sunlight’s funding program agreements generally have automatic renewal provisions, but Sunlight cannot predict whether a capital provider will elect to terminate their commitment in the future. Many factors may influence the ability or willingness of Sunlight’s existing capital providers to renew their annual capital commitments and the terms on which such renewals are made, including, but not limited to, changes in economic conditions, including credit markets and interest rates, adverse trends or events affecting the lending industry or industries that Sunlight serves, changes in strategy by capital providers, the overall attractiveness of the returns that may be realized from solar system or home improvement loans by capital providers from their relationship with Sunlight, Sunlight’s performance and the performance of loans originated through Sunlight’s Platform and changes in legislation and regulations that affect Sunlight or capital providers. Sunlight cannot predict its third-party capital providers’ appetite to continue originating solar system or home improvement loans or other risks to such parties businesses that could cause any such party to not renew their loan funding program with Sunlight.

In addition, Sunlight’s funding program agreements contain covenants and agreements relating to the origination of loans on such providers’ balance sheets. If Sunlight materially breaches these conditions and fails to cure them in the time allotted, the relevant capital provider may terminate its relationship with Sunlight. Such covenants and agreements generally include, among others, obligations related to funding volumes, concentration limits on certain loan products, FICO score requirements, agreements related to Sunlight’s legal compliance in the origination process, underwriting requirements, milestone payment requirements and data privacy requirements. If Sunlight were to breach one or more of the covenants and the relevant existing capital provider elects to terminate its relationship with Sunlight and Sunlight is unable to procure alternative agreements with new capital providers or increase commitments from other existing capital providers in a timely manner and on acceptable terms, or at all, Sunlight’s results of operations could be materially and adversely affected.

Dependence by Sunlight on one capital provider or a group of similarly situated capital providers that would be impacted similarly by market factors subjects Sunlight to concentration risk. In 2018, 2019 and 2020, respectively, one capital provider, Technology Credit Union, funded 53.2%, 48.9% and 47.4% of Sunlight’s funded solar system loan volume. In the three and six months ended June 30, 2021, Technology Credit Union funded 32.4% and 35.9% of Sunlight’s funded solar system loan volume, respectively. Also, although in separate geographical jurisdictions, in those same years, 63.7%, 73.9% and 84.3%, respectively, of Sunlight’s total solar system loan volume was funded by credit unions, which could have similar market, regulatory or other risks that could simultaneously impact their ability to continue to originate solar system loans through Sunlight. Sunlight’s continued growth could be materially and adversely affected if this or any other of its capital providers or a group of them were not able to or determined not to continue to fund solar loans facilitated by Sunlight, and Sunlight was not able to attract additional capital providers to replace that funding capacity. Capital providers could determine to stop funding solar loans for different reasons that are outside of Sunlight’s control such as a desire to diversify their own asset bases, changes in the market or regulatory requirements or other circumstances.

Sunlight is subject to regular audits by its capital providers and their regulators, as well as certain other parties closely involved in Sunlight’s processes, such as credit bureaus. If Sunlight does not “pass” these audits, Sunlight could suffer reputational damage that will make it more difficult to engage capital providers or extend its current relationships on positive economic terms to Sunlight, which could negatively impact Sunlight’s business and financial condition.

Sunlight is subject to regular audits by its capital providers and their regulators, as well as certain other parties closely involved in Sunlight’s processes, such as credit bureaus. These audits are broad and include reviews of Sunlight’s consumer protection law policies and procedures, privacy practices, information technology security measures, human resources practices and other areas of operation. If Sunlight does not “pass” these audits or Sunlight’s performance is deemed weak or significant deficiencies are identified, Sunlight could suffer reputational damage. Sunlight’s existing capital providers may be less willing to extend the terms of their existing agreements or may elect to increase the cost of capital to Sunlight if it perceives these issues as increasing their risk. These issues may also make it more difficult for Sunlight to engage new capital providers on positive economic terms to Sunlight. Further, if third parties critical to Sunlight’s operations should find Sunlight’s audit results concerning, they may not be willing to continue to partner with Sunlight. If these critical parties are not willing to continue to partner with Sunlight, Sunlight may need to alter its operations in a manner that has a negative impact on its business or Sunlight may experience business disruption while it seeks to find a replacement vendor (which, if identified, may not be available to Sunlight on positive economic terms) that could negatively impact Sunlight’s business and financial condition.

Contractor and marketplace confidence in Sunlight’s liquidity and long-term business prospects is important for building and maintaining Sunlight’s business. Additionally, if Sunlight experiences negative publicity, it may lose the confidence of its funding providers, capital providers and contractors and Sunlight’s business may suffer.

Sunlight’s financial condition, operating results and business prospects may suffer materially if it is unable to establish and maintain confidence about its liquidity and long-term business prospects among contractors, consumers and within Sunlight’s industry. Sunlight’s contractor network is Sunlight’s distribution channel for the loans originated through Orange® and therefore serves as the means by which Sunlight is able to rapidly and successfully expand within existing and prospective markets. Contractors and other third parties will be less likely to enter into agreements with Sunlight if they are uncertain if Sunlight will be able to make payments on time, its business will succeed or its operations will continue for many years. Sunlight may not succeed in its efforts to build this confidence.

Sunlight relies on a number of third-party service providers and vendors, and if certain of those vendors are unable or unwilling to provide their services or products, Sunlight may experience meaningful harm to its business, results of operations and financial condition.

Sunlight has established a process whereby it evaluates each vendor to determine if such vendor is “critical” to Sunlight’s business. Sunlight defines “critical” as a vendor that, if unwilling or unable to provide its services or products to Sunlight for seven days, would potentially cause Sunlight to experience material harm to its business. Sunlight currently has 18 vendors qualified as critical. Most of these critical vendors relate to services provided to support Orange® and other related technology. No assurance can be given that any vendor critical to Sunlight’s business will not experience a prolonged business or system disruption, financial difficulties, including potential bankruptcy, or other circumstances that could cause such vendor to be unable to perform under its contract with Sunlight. Further, Sunlight cannot predict whether any critical vendor would choose to breach an agreement or not renew a contract in an effort to increase pricing or otherwise that a dispute will not occur between Sunlight and a critical vendor. If any of these events do occur, Sunlight will need to find a replacement and integrate such replacement vendor quickly. If Sunlight cannot locate an adequate replacement or cannot integrate the replacement vendor services quickly, Sunlight may have to alter its operations or experience business disruption itself, which would likely have a material adverse impact on Sunlight’s business, results of operations and financial condition.

Financial and Accounting-Related Risks

Sunlight’s projections are subject to significant risks, assumptions, estimates and uncertainties. As a result, Sunlight’s projected revenues, market share, expenses, profitability and any guidance it may publish from time to time may differ materially from its expectations.

Sunlight operates in a rapidly changing and competitive industries and Sunlight’s projections will be subject to the risks and assumptions made by management with respect to its industry. Operating results are difficult to forecast because they generally depend on a number of factors, including competition, Sunlight’s ability to attract and retain capital providers and contractors, general industry trends and financial market considerations. Additionally, as described under “— Sunlight’s revenue is impacted, to a significant extent, by the general economy and the financial performance of its capital providers and contractors,” Sunlight’s business may be affected by reductions in consumer spending from time to time as a result of a number of factors that may be difficult to predict, rising interest rates and a reduction of the general availability of capital to consumers. This may result in decreased revenue and Sunlight may be unable to adopt measures in a timely manner to compensate for any unexpected decline. This inability could cause Sunlight’s operating results in a given quarter to be higher or lower than expected. If actual results differ from Sunlight’s estimates, analysts may negatively react and Sunlight Financial Holdings’ stock price could be materially adversely impacted.

Additionally, Sunlight may, from time to time, provide guidance regarding its future performance that represents management’s estimates as of the date such guidance is provided. Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions that inform such guidance will not materialize or will vary significantly from actual results. Sunlight’s ability to meet funded volume, cost, Adjusted EBITDA, free cash flow or any other forward-looking guidance is impacted by a number of factors including, but not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; risks related to Sunlight’s business and the timing of expected business milestones or results; the effects of competition and regulatory risks, and the impacts of changes in legislation or regulations on Sunlight’s future business; the expiration, renewal, modification or replacement of the federal solar investment tax credit; the effects of the COVID-19 pandemic on Sunlight’s business or future results; and Sunlight’s ability to issue equity or equity-linked securities. Accordingly, Sunlight’s guidance is only an estimate of what management believes is realizable as of the date such guidance is provided. Actual results may vary from such guidance and the variations may be material.

Sunlight’s revenue is impacted, to a significant extent, by the general economy and the financial performance of its capital providers and contractors.

Sunlight’s business, the consumer financial services industry, its contractors’ and its capital providers’ businesses are sensitive to macroeconomic conditions. Economic factors such as interest rates, changes in monetary and related policies, market volatility, consumer confidence and unemployment rates are among the most significant factors that impact consumer spending behavior. Weak economic conditions or a significant deterioration in economic conditions reduce the amount of disposable income consumers have, which in turn reduces consumer spending and the willingness of qualified borrowers to take out loans. Such conditions are also likely to affect the ability and willingness of borrowers to pay amounts owed to Sunlight or its capital providers, each of which would have a material adverse effect on its business, results of operations and financial condition.

General economic conditions and the willingness of its capital providers to deploy capital in the consumer industries within which Sunlight operates impacts Sunlight’s performance. The origination of new loans through Orange®, and the platform fees and other fee income to Sunlight associated with such loans, is dependent upon sales and installations of solar systems and home improvements. Contractors’ sales may decrease or fail to increase as a result of factors outside of their control, such as the macroeconomic conditions referenced above, business conditions affecting an industry vertical or region, changing regulatory environments, delays in permitting and/or permission to operate of residential solar. Weak economic conditions also could extend the length of contractors’ sales cycle and cause prospective borrowers to delay making (or not make) purchases of solar systems or home improvements. The decline of sales by contractors for any reason will generally result in reduced loan volume and associated fee income for Sunlight and its capital providers, which may materially adversely affect Sunlight’s business, results of operations and financial condition.

In addition, if a contractor or capital provider becomes subject to a voluntary or involuntary bankruptcy proceeding (or if there is a perception that it may become subject to a bankruptcy proceeding), borrowers may have less incentive to pay their outstanding balances to Sunlight or its capital providers, which could result in higher charge-off rates than anticipated. Any consistent or system failures of Sunlight’s contractors or capital providers could materially adversely affect Sunlight’s business, results of operations and financial condition.

If assumptions or estimates Sunlight uses in preparing its financial statements are incorrect or are required to change, Sunlight’s reported results of operations, liquidity and financial condition may be adversely affected.

Sunlight is required to make various assumptions and estimates in preparing its financial statements under GAAP, including for purposes of determining finance charge reversals, share-based compensation, asset impairment, reserves related to litigation and other legal matters, and other regulatory exposures and the amounts recorded for certain contractual payments to be paid to, or received from, Sunlight’s counterparties and others under contractual arrangements. In addition, significant assumptions and estimates are involved in determining certain disclosures required under GAAP, including those involving fair value measurements. If the assumptions or estimates underlying Sunlight’s financial statements are incorrect, the actual amounts realized on transactions and balances subject to those estimates will be different, which could have a material adverse effect on Sunlight’s business.

Future changes in financial accounting standards may significantly change Sunlight’s reported results of operations.

GAAP is subject to standard setting or interpretation by the Financial Accounting Standards Board, the PCAOB, the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on Sunlight’s reported financial results and could affect the reporting of transactions completed before the announcement of a change.

Additionally, Sunlight’s assumptions, estimates and judgments related to complex accounting matters could significantly affect its financial results. GAAP and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to its business, including, without limitation, revenue recognition, finance charge reversals and share-based compensation, are highly complex and involve subjective assumptions, estimates and judgments by Sunlight. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments by Sunlight could require Sunlight to make changes to its accounting systems that could increase its operating costs and significantly change its reported or expected financial performance.

Risks Related to Legal Matters and Sunlight’s Regulatory Environment

Litigation, regulatory actions and compliance issues could subject Sunlight to significant fines, penalties, judgments, remediation costs, indemnification obligations and/or other requirements resulting in increased expenses and negatively impacting Sunlight’s liquidity and financial condition.

Sunlight’s business is subject to increased risks of litigation and regulatory actions as a result of a number of factors and from various sources, including as a result of the highly regulated nature of the consumer financial services industry and the focus of state and federal enforcement agencies on the financial services industry.

Federal and state agencies have broad enforcement powers over Sunlight, including powers to investigate Sunlight’s business practices and broad discretion to deem particular practices unfair, deceptive, abusive or otherwise not in accordance with the law. The continued focus of regulators on the consumer financial services industry has resulted, and could continue to result, in new enforcement actions that could, directly or indirectly, affect the manner in which Sunlight conducts its business and increase the costs of defending and settling any such matters, which could negatively impact its business. In some cases, regardless of fault, it may be less time-consuming or costly to settle these matters, which may require Sunlight to implement certain changes to its business practices, provide remediation to certain individuals or make a settlement payment to a given party or regulatory body. There is no assurance that any future settlements will not have a material adverse effect on Sunlight’s business.

From time to time, Sunlight may be involved in, or the subject of, reviews, requests for information, examinations, investigations and proceedings (both formal and informal) by state and federal governmental agencies regarding Sunlight’s business activities and Sunlight’s qualifications to conduct its business in certain jurisdictions, which could subject Sunlight to significant fines, penalties, obligations to change its business practices, capital provider, contractor and consumer remediations, increased compliance costs and other requirements resulting in increased expenses and diminished earnings. Sunlight’s involvement in any such matter also could cause significant harm to its reputation and divert management attention from the operation of its business, even if the matters are ultimately determined in Sunlight’s favor. Moreover, any settlement, or any consent order or adverse judgment in connection with any formal or informal proceeding or investigation by a government agency, may prompt litigation or additional investigations or proceedings as other litigants or other government agencies begin independent reviews of the same activities.

In addition, a number of participants in the consumer finance industry have been the subject of putative class action lawsuits; state attorney general actions and other state regulatory actions; federal regulatory enforcement actions, including actions relating to alleged unfair, deceptive or abusive acts or practices; violations of state licensing and lending laws, including state usury laws; actions alleging discrimination on the basis of race, ethnicity, gender or other prohibited bases; and allegations of noncompliance with various state and federal laws and regulations relating to originating and servicing consumer finance loans. The current regulatory environment, increased regulatory compliance requirements and enhanced regulatory enforcement could result in significant operational and compliance costs and may prevent Sunlight from offering certain products and services. There is no assurance that these regulatory matters or other factors will not, in the future, affect how Sunlight conducts its business and, in turn, could have a material adverse effect on Sunlight’s business or results of operations. In particular, legal proceedings brought under state consumer protection statutes or under several of the various federal consumer financial services statutes may result in a separate fine for each violation of the statute, which, particularly in the case of class action lawsuits, could result in damages substantially in excess of the amounts Sunlight earned from the underlying activities.

In addition, from time to time, through Sunlight’s operational and compliance controls, Sunlight identifies compliance issues that require it to make operational changes and, depending on the nature of the issue and contractual obligations to its various capital providers, result in financial remediation to impacted capital providers or consumers. These self-identified issues and voluntary remediation payments could be significant, depending on the issue and the number of capital providers, contractors or consumers impacted, and also could generate litigation or regulatory investigations that subject Sunlight to additional risk.

Sunlight is subject to federal and state consumer protection laws.

In connection with the origination of loans, Sunlight must comply with various state and federal regulatory regimes, including those applicable to consumer credit transactions, various aspects of which are untested as applied to Sunlight’s business model. The complex regulatory environment of the consumer credit industry are subject to constant change and modification. While changes to statutes and promulgating new regulations may take a substantial amount of time, issuing regulatory guidance with the force of law in the form of opinions, bulletins and notices can occur quickly. Also, consumer credit regulators often initiate inquiries into market participants, which can lead to investigations and, ultimately, enforcement actions. In addition, the laws and regulations applicable to Sunlight are subject to administrative or judicial interpretation. Some of these laws and regulations have been enacted only recently and may not yet have been interpreted or may be interpreted infrequently. As a result of infrequent or sparse interpretations, ambiguities in these laws and regulations may create uncertainty with respect to what type of conduct is permitted or restricted under such laws and regulations. Any ambiguity under a law or regulation to which Sunlight is subject may lead to regulatory investigations, governmental enforcement actions and private causes of action, such as class action lawsuits, with respect to Sunlight’s compliance with such laws or regulations. As a result, Sunlight is subject to a constantly evolving consumer finance regulatory environment that is difficult to predict and which may affect Sunlight’s business. The laws to which Sunlight directly or its services by contract are or may be subject to include, among others:
•state laws and regulations that impose requirements related to loan disclosures and terms, credit discrimination and unfair, deceptive or abusive business acts or practices;
•the Truth-in-Lending Act, and its implementing Regulation Z, and similar state laws, which require certain disclosures to borrowers regarding the terms and conditions of their loans and credit transactions;
•Section 5 of the Federal Trade Commission Act, which prohibits unfair and deceptive acts or practices in or affecting commerce, and Section 1031 of the Dodd-Frank Act, which prohibits unfair, deceptive, or abusive acts or practices (“UDAAP”), in connection with any consumer financial product or service;
•the Equal Credit Opportunity Act, and its implementing Regulation B, which prohibit creditors from discriminating against credit applicants on the basis of race, color, sex, age, religion, national origin, marital status, the fact that all or part of the applicant’s income derives from any public assistance program or the fact that the applicant has in good faith exercised any right under the Federal Consumer Credit Protection Act or any applicable state law;
•the Fair Credit Reporting Act (the “FCRA”), and its implementing Regulation V, as amended by the Fair and Accurate Credit Transactions Act, which promotes the accuracy, fairness and privacy of information in the files of consumer reporting agencies;
•the Fair Debt Collection Practices Act, and its implementing Regulation F, the Telephone Consumer Protection Act, as well as state debt collection laws, all of which provide guidelines and limitations concerning the conduct of debt collectors in connection with the collection of consumer debts;
•the Bankruptcy Code, which limits the extent to which creditors may seek to enforce debts against parties who have filed for bankruptcy protection;

•the California Consumer Privacy Act, which includes certain limitations on the disclosure of nonpublic personal information by financial institutions about a consumer to nonaffiliated third parties, in certain circumstances requires financial institutions to limit the use and further disclosure of nonpublic personal information by nonaffiliated third parties to whom they disclose such information and requires financial institutions to disclose certain privacy policies and practices with respect to information sharing with affiliated and nonaffiliated entities as well as to safeguard personal consumer information, and other privacy laws and regulations;
•the Gramm Leach Bliley Act, and its implementing Regulation P, which requires financial institutions to disclose certain information to consumers about the privacy and use of their data and which imposes certain data security requirements on financial institutions;
•the rules and regulations promulgated by the Federal Deposit Insurance Corporation, the National Credit Union Administration, as well as state banking regulators;
•the Office of Foreign Assets Control, which publishes a list of individuals and companies owned or controlled by, or acting for or on behalf of, targeted or sanctioned countries, whose assets are blocked and Sunlight is generally prohibited from dealing with;
•the Servicemembers Civil Relief Act, which allows active duty military members to suspend or postpone certain civil obligations, and prohibits certain creditor self-help remedies, including repossession, so that the military member can devote his or her full attention to military duties;
•the Military Lending Act, enacted in 2006 and implemented by the Department of Defense, which imposes a 36% cap on the “all-in” annual percentage rates charged on certain loans to active-duty members of the U.S. military, reserves and National Guard and their dependents;
•the Electronic Fund Transfer Act, and Regulation E promulgated thereunder, which provide disclosure requirements, guidelines and restrictions on the electronic transfer of funds from consumers’ bank accounts;
•the Telephone Consumer Protection Act, which restricts telephone solicitations and the use of automated phone equipment;
•the Electronic Signatures in Global and National Commerce Act, and similar state laws, particularly the Uniform Electronic Transactions Act, which authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures; and
•the Bank Secrecy Act, which relates to compliance with anti-money laundering, due diligence and record-keeping policies and procedures.

While Sunlight has developed policies and procedures designed to assist in compliance with these laws and regulations, no assurance is given that its compliance policies and procedures will be effective. Failure to comply with these laws and with regulatory requirements applicable to Sunlight’s business could subject it to damages, revocation of licenses, class action lawsuits, administrative enforcement actions, civil and criminal liability, indemnification obligations to its capital providers, loan repurchase obligations and reputational damage which may harm Sunlight’s business, results of operations and financial condition.

The consumer finance industry is highly regulated and subject to regular changes or evolution in those regulatory requirements. Changing federal, state and local laws, as well as changing regulatory enforcement policies and priorities, may negatively impact Sunlight’s business.

In connection with Sunlight’s financial services operations, Sunlight is subject to extensive regulation, supervision and examination under United States federal and state laws and regulations. Sunlight is required to comply with numerous federal, state and local laws and regulations that regulate, among other things, the manner in which Sunlight administers loans, the terms of the loans that its capital providers originate and the fees that Sunlight may charge. Any failure to comply with any of these laws or regulations could subject Sunlight to lawsuits or governmental actions or damage Sunlight’s reputation, which could materially and adversely affect Sunlight’s business. Regulators have broad discretion with respect to the interpretation, implementation and enforcement of these laws and regulations, including through enforcement actions that could subject Sunlight to civil money penalties, capital provider and consumer remediations, increased compliance costs and limits or prohibitions on Sunlight’s ability to offer certain products or services or to engage in certain activities. In addition, to the extent that Sunlight undertakes actions requiring regulatory approval or non-objection, regulators may make their approval or non-objection subject to conditions or restrictions that could have a material adverse effect on its business. Moreover, any competitors subject to different, or in some cases less restrictive, legislative or regulatory regimes may have or obtain a competitive advantage over Sunlight.

Proposals to change the statutes affecting financial services companies are frequently introduced in Congress and state legislatures that, if enacted, may affect its operating environment in substantial and unpredictable ways. In addition, numerous federal and state regulators have the authority to promulgate or change regulations that could have a similar effect on Sunlight’s operating environment. Sunlight cannot determine with any degree of certainty whether any such legislative or regulatory proposals will be enacted and, if enacted, the ultimate impact that any such potential legislation or implementing regulations, or any such potential regulatory actions by federal or state regulators, would have upon Sunlight’s business, results of operations or financial condition.

Sunlight is also subject to potential enforcement and other actions that may be brought by state attorneys general or other state enforcement authorities and other governmental agencies. Any such actions could subject Sunlight to civil money penalties and fines, capital provider, contractor and consumer remediation, and increased compliance costs, damage its reputation and brand and limit or prohibit Sunlight’s ability to offer certain products and services or engage in certain business practices.

New laws, regulations, policy or changes in enforcement of existing laws or regulations applicable to Sunlight’s business, or reexamination of current practices, could adversely impact Sunlight’s profitability, limit its ability to continue existing or pursue new business activities, require it to change certain of its business practices or alter its relationships with contractors or capital providers, affect retention of key personnel, including management, or expose Sunlight to additional costs (including increased compliance costs and/or capital provider, contractor or consumer remediation). These changes also may require Sunlight to invest significant resources, and devote significant management attention, to make any necessary changes and could adversely affect its business, results of operations and financial condition.

Sunlight’s “business to business to consumer” business model subjects Sunlight and its capital providers to potential regulatory risk and litigation based on the sales practices employed by the various contractors in Sunlight’s networks.

Loan products offered by Sunlight through Orange® are offered to the consumer customers of the various contractors in Sunlight’s contractor networks by sales people employed by or engaged as third-party service providers of such contractors. Sales of consumer loans are regulated by various federal, state and local regulators. From time to time, Sunlight and its capital providers have been included in lawsuits brought by the consumer customers of certain contractors in Sunlight’s networks citing claims based on the sales practices of these contractors. Sunlight does not view contractors in its networks as its agents for whose actions Sunlight would potentially have vicarious liability. Sunlight has processes to provide educational support to these contractors and a robust process to detect any contractor sales practices that may violate applicable law and Sunlight obtains indemnities for such claims in the program agreements between Sunlight and the contractors with whom Sunlight partners. While Sunlight has paid only minimal damages to date, Sunlight cannot be sure that a court of law would not determine that Sunlight is liable for the actions of the contractors in Sunlight’s networks or that a regulator or state attorney general’s office may hold Sunlight accountable for violations of consumer protection or other applicable laws by the contractors in selling Sunlight loans. Sunlight’s risk mitigation processes may not be sufficient to mitigate financial harm to Sunlight or its capital providers associated with violations of applicable law by its contractors or that any such contractor would or is able to make good on its indemnification obligations to Sunlight or its capital providers. Any significant finding making Sunlight liable for damages in such claims could expose Sunlight to broader liabilities, a need to adjust its distribution channels for its loan products or otherwise change its business model, and could have a material and adverse impact on Sunlight’s business prospects.

The highly regulated environment in which Sunlight’s capital providers operate could have an adverse effect on Sunlight’s business.

Sunlight and its capital providers are subject to federal and state supervision and regulation. Federal and state regulation of the banking industry, credit unions and other types of capital providers, along with tax and accounting laws, regulations, rules and standards, may limit their operations significantly and control the methods by which they conduct business and when and how they are able to deploy their capital. These requirements may constrain Sunlight’s ability to enter funding program agreements with new capital providers or the ability of its existing capital providers to continue originating loans through Sunlight’s Platform. In choosing whether and how to conduct business with Sunlight, current and prospective capital providers can be expected to take into account the legal, regulatory and supervisory regimes that apply to them, including potential changes in the application or interpretation of regulatory standards, licensing requirements or supervisory expectations. Regulators may elect to alter standards or the interpretation of the standards used to measure regulatory compliance or to determine the adequacy of liquidity, certain risk management or other operational practices for financial services companies in a manner that impacts capital providers’ ability to originate loans through Sunlight’s Platform. An inability for an individual or type of capital provider to originate loans through Sunlight’s Platform could materially and adversely affect Sunlight’s ability to grow its business.

The contours of the Dodd-Frank UDAAP standard remain uncertain, and there is a risk that certain features of Sunlight’s business could be deemed to be a UDAAP.

The Dodd-Frank Act prohibits UDAAP and authorizes the Consumer Financial Protection Bureau (the “CFPB”) to enforce that prohibition. The CFPB has filed a large number of UDAAP enforcement actions against consumer lenders for practices that do not appear to violate other consumer finance statutes. There is a risk that the CFPB could determine that certain features of loans for the purchase and installation of solar systems or home improvements or the process by which Sunlight originates such loans are unfair, deceptive or abusive, which could have a material adverse effect on Sunlight’s business, financial condition and results of operations. Most states also have their own statutes designed to protect consumers from UDAAP. In addition, to federal UDAAP claims, Sunlight could also be subject to consumer litigation arising out of state UDAAP laws or state regulatory investigations alleging that Sunlight’s business practices are unfair, deceptive or abusive, which could in turn have similar material adverse effects on Sunlight’s business and financial condition.

Regulations relating to privacy, information security and data protection could increase Sunlight’s costs, affect or limit how Sunlight collects and uses personal information, and adversely affect its business opportunities.

Sunlight is subject to various privacy, information security and data protection laws, including, without limitation, requirements concerning security breach notification, and it could be negatively impacted by them. Furthermore, legislators and/or regulators are increasingly adopting or revising privacy, information security and data protection laws that potentially could have a significant impact on Sunlight’s current and planned privacy, data protection and information security-related practices; Sunlight’s collection, use, sharing, retention and safeguarding of consumer or employee information; and some of Sunlight’s current or planned business activities. This also could increase Sunlight’s costs of compliance and business operations and could reduce income from certain business initiatives.

Compliance with current or future privacy, information security and data protection laws (including those regarding security breach notification) affecting consumer or employee data to which Sunlight is subject could result in higher compliance and technology costs and could restrict Sunlight’s ability to provide certain products and services (such as products or services that involve sharing information with third parties), which could materially and adversely affect Sunlight’s profitability. Additionally, regulators may attempt to assert authority over Sunlight’s business in the area of privacy, information security and data protection or disagree with our interpretation of laws and regulations related to the foregoing areas apply to us. If Sunlight’s vendors also become subject to laws and regulations in the more stringent and expansive jurisdictions, this could result in increasing costs on Sunlight’s business.

Privacy requirements, including notice and opt-out requirements under the FCRA, are enforced by the FTC and by the CFPB (through UDAAP). State entities also may initiate actions for alleged violations of privacy or security requirements under state law. Sunlight’s failure to comply with privacy, information security and data protection laws could result in potentially significant regulatory investigations and government actions, litigation, fines or sanctions, consumer, capital providers or contractor actions and damage to Sunlight’s reputation and brand, all of which could have a material adverse effect on Sunlight’s business, financial condition and results of operations.

If Sunlight is found to be operating without having obtained necessary state or local licenses, it could adversely affect Sunlight’s business.

Certain states have adopted laws regulating and requiring licensing by parties that engage in certain activity regarding consumer finance transactions, including, in certain circumstances facilitating and assisting such transactions. While Sunlight believes it has obtained all necessary licenses, the application of some consumer finance licensing laws to Sunlight’s loans is unclear. Further, if a governmental or enforcement agency determines that Sunlight is the “true lender” of loans originated under its bank partnership arrangement, Sunlight could be found to have violated licensing requirements of several states and other consumer protection statutes. If Sunlight is found to be in violation of applicable state licensing requirements by a court or a state, federal, or local enforcement agency, it could be subject to fines, damages, injunctive relief (including required modification or discontinuation of Sunlight’s business in certain areas), criminal penalties and other penalties or consequences, including indemnification obligations to its capital providers, and the loans originated through Orange® could be rendered void or unenforceable, in whole or in part, any of which could have a material adverse effect on Sunlight’s business, financial condition and results of operations.

Sunlight may in the future be subject to federal or state regulatory inquiries regarding its business.

From time to time, in the normal course of its business, Sunlight may receive or be subject to, inquiries or investigations by state and federal regulatory agencies and bodies, such as the CFPB, state attorneys general, state financial regulatory agencies and other state or federal agencies or bodies regarding its loans, including the origination and servicing of consumer loans, practices by contractors or other third parties and licensing and registration requirements. Any such inquiries or investigations could involve substantial time and expense to analyze and respond to, could divert management’s attention and other resources from running Sunlight’s business and could lead to public enforcement actions or lawsuits and fines, penalties, injunctive relief and the need to obtain additional licenses that it does not currently possess. Sunlight’s involvement in any such matters, whether tangential or otherwise and even if the matters are ultimately determined in Sunlight’s favor, could also cause significant harm to its reputation, lead to additional investigations and enforcement actions from other agencies or litigants, and further divert management attention and resources from the operation of Sunlight’s business. As a result, the outcome of legal and regulatory actions arising out of any state or federal inquiries Sunlight receives could be material to its business, results of operations, financial condition and cash flows and could have a material adverse effect on its business, financial condition or results of operations.